Exhibit 13.1

Shooting Script – 30 Second Spot

✅	Scene	Script	Shot
	1	Imagine you were a kid again...	Reanna walking up to the doors of Sugarfina and pulling them open • Steady shot
	2	...and someone offered you the keys to your very own candy store.

Reanna walking into store, walking over to center table, and finding the key

•      Wide / Mid shot of Reanna opening doors from inside

•      Wide shot of her walking over to center table

•      Wide shot / mid shot - Reanna looks over her shoulder "is this really happening?”

	3	Inside you find the most amazing candies,	Quick cuts of b-roll of different candies
	4	from champagne gummy bears	• CU on gummies, Reanna walking towards them and picks them up • CU on box of gummies
	5	to candy Bento Boxes,	• Mid / Wide shot from end of bento box wall, Reanna bending over at waste picking her candies • Wide shot facing Bento Box Well, Reanna walks in from Stage left, stops in middle
	6	and it’s all yours.	• Wide shot, Reanna trying candy in multiple places around the store • CU, Reanna puts Sugar Lips candy lips over hers
	7	This is the world of Sugarfina,	• CU on Logo
	8	and soon, you can become a part-owner in this luxury candyland.	• Wide shot, Reanna trying candy behind cash wrap
	9	Sugarfina is excited to announce our upcoming crowdfunding campaign to fuel our next phase of growth.	• Candy B-Roll • Reanna experiencing Tea Bento Box packaging
	10	Reserve your shares of Sugarfina today at startengine.com/sugarfina	• CU of candy spills • Reanna’s hand places champagne glass full of gummy bears next to logo and callout to URL

Shooting Script – 15 Second Spot

✅	Scene	Script	Shot
	1	What’s better than enjoying the most delicious candy in the world?	• Reanna walking up to the doors of Sugarfina
	2	Owning the candy store it comes from.	• Reanna walking into store, walking over to center table, and finding the key
	3	Sugarfina is the world’s premiere luxury candy store, and soon you can become a part owner.	• Wide shot, Reanna trying candy behind cash wrap • Wide shot, Reanna trying candy in multiple places around the store
	4	Reserve your shares of Sugarfina today at startengine.com/sugarfina	• CU of candy spills • Reanna’s hand places champagne glass full of gummy bears next to logo and callout to URL

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